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                                                                    EXHIBIT 22.1


                          SUBSIDIARIES OF REGISTRANT
                          --------------------------



                                                 PERCENTAGE
                                                 OF VOTING   STATE OR
                                                 SECURITIES  JURISDICTION OF
CORPORATION                          OWNED BY    OWNED       INCORPORATION
-----------                          --------    -----       -------------

Butler Service Group, Inc.           Registrant  100         New Jersey
AAC Corp.                            Registrant  100         Delaware
Sylvan Insurance Co. Ltd.            Registrant  100         Bermuda
Butler Airport Services, Corp.       Registrant  100         Maryland
Butler of New Jersey Realty Corp.    Registrant  100         New Jersey


                BUTLER SERVICE GROUP, INC. ("BSG") SUBSIDIARIES
                -----------------------------------------------


Butler Service Group-UK, Ltd.        BSG         100         United Kingdom
Butler Airport Services, Ltd.        BSG         100         United Kingdom
Butler Services International, Inc.  BSG         100         Delaware
Butler Telecom, Inc.                 BSG         100         Delaware
Butler Services, Inc.                BSG         100         Delaware
Butler Utility Services, Inc.        BSG         100         Delaware
Data Performance, Inc.               BSG         100         Illinois
Butler Airport Services, Inc.        BSG         100         Cayman Islands